                                                                  Exhibit 99


[Anheuser Busch Companies Logo]                                         News



For more information, contact:
Carlos Ramirez, (314) 577-9629

FOR IMMEDIATE RELEASE
---------------------

                  ANHEUSER-BUSCH COS. REPORTS RECORD SALES,
          EARNINGS FOR SECOND QUARTER AND FIRST SIX MONTHS OF 2004
          --------------------------------------------------------

       EARNINGS PER SHARE INCREASE 10.7 PERCENT IN THE SECOND QUARTER

         ST. LOUIS, July 28, 2004 - With strong growth from all of its major operating segments, Anheuser-Busch Cos., Inc. achieved record sales and earnings for the second quarter and first six months of 2004, it was announced today by Patrick Stokes, president and chief executive officer of the company. Consolidated net sales increased 6.4 percent in the second quarter, while earnings per share increased 10.7 percent. Net sales and earnings per share increased 6.2 percent and 13.6 percent, respectively, for the first six months.

         Results for the first six months of 2004 benefited from a $19.5 million pretax gain ($.015 per share) from the sale of commodity hedges. This gain is reported in other income/(expense) on the consolidated income statement and as such does not impact gross profit or operating income. Excluding this gain, earnings per share for the first six months increased
12.5 percent vs. 2003.

         "Anheuser-Busch had an excellent second quarter and continued its track record of delivering consistent and dependable earnings growth. The company has now achieved 23 consecutive quarters of double-digit earnings per share growth. We remain confident in our ability to consistently achieve our double-digit annual earnings per share growth objective over the long-term, with an 11.7(1) percent earnings per share growth target for 2004, excluding the benefit of the commodity hedge gain," said Stokes.

                                   -more-

Second Quarter Earnings
Anheuser-Busch
Add One

         Strong growth in domestic revenue per barrel(2) continues to drive enhancement in profit margins. Gross and operating margins increased
30 basis points to 41.2 percent and 24.7 percent, respectively, for the first six months of 2004. Second quarter gross margin was level at 41.9 percent while operating margin increased 10 basis points, to 25.5 percent. For the second quarter, domestic beer gross margin increased 30 basis points and was essentially offset by lower margins for the commodity-based packaging segment. Return on capital employed(3) increased 70 basis points over the past 12 months to 18.6 percent.

         Domestic revenue per barrel grew 2.5 percent in the second quarter, and 2.8 percent for the first six months of 2004 vs. the same periods in 2003. This growth reflects the continuing favorable pricing environment and continued consumer trading up to the super premium Michelob family.

         Consistent with the company's practice of implementing moderate annual price increases in two phases, Anheuser-Busch plans to initiate selected pricing actions in the fourth quarter 2004. The revenue enhancement initiatives will again be tailored to specific markets, brands and packages.

BEER SALES RESULTS
------------------

         The company's reported beer volume is summarized in the following table:

---------------------------------------------------------------------------------------------------------------------
                                     Reported Beer Volume (millions of barrels)
 -------------------------------------------------------------------------------------------------------------------
                                                     Second Quarter                     Six Months Ended June 30
                                            ---------------------------------        -------------------------------
                                                              vs. 2003                                vs. 2003
                                                       ----------------------                  ---------------------
                                            2004       Barrels            %          2004      Barrels           %
                                            ----       -------           ----        ----      -------          ----
Domestic                                    27.3        Up 0.5           1.9%        52.5       Up 0.7          1.4%
International                                2.3       Up 0.15           6.6%         4.1       Up 0.3          6.4%
                                            ----       -------           ----        ----       ------          ----
    Worldwide A-B Brands                    29.6        Up 0.7           2.2%        56.6       Up 1.0          1.7%
Int'l Equity Partner Brands                  5.2        Up 0.1           2.3%         9.6       Up 0.2          2.1%
                                            ----       -------           ----        ----       ------          ----
    Total Brands                            34.8        Up 0.8           2.2%        66.2       Up 1.2          1.8%
                                            ====       =======           ====        ====       ======          ====
---------------------------------------------------------------------------------------------------------------------

Second Quarter Earnings
Anheuser-Busch
Add Two

         Domestic beer sales-to-wholesalers increased 1.9 percent for the second quarter of 2004 vs. the second quarter 2003 and were up 1.4 percent for the first six months of 2004. Wholesaler sales-to-retailers were up 1.2 percent in the second quarter and up 1.8 percent for the first six months, vs. similar 2003 periods. These results were led by strong growth of the company's Michelob ULTRA and Bud Light brands.

         The company's domestic market share (excluding exports) for the first six months of 2004 was 49.8 percent, level with 2003 market share. Domestic market share is based on estimated U.S. beer industry sales using information provided by the Beer Institute and the U.S. Department of Commerce.

         International volume, consisting of Anheuser-Busch brands produced overseas by company-owned breweries and under license and contract-brewing agreements, plus exports from the company's U.S. breweries to markets around the world, increased 6.6 percent for the second quarter and 6.4 percent for the first six months of 2004. Worldwide Anheuser-Busch beer sales volume for the second quarter and first six months of 2004 rose 2.2 percent and 1.7 percent, to 29.6 million and 56.6 million barrels respectively, vs. 2003. Worldwide beer volume is comprised of domestic volume and international volume. International equity partner brands volume, representing the company's share of its foreign equity partners' volume reported on a one-month lag, increased 2.3 percent for the second quarter and 2.1 percent for the first six months of 2004 vs. 2003, contributing to the company's 2.2 percent and 1.8 percent increase in total brands volume for the same periods.

Second Quarter Earnings
Anheuser-Busch
Add Three

SECOND QUARTER 2004 FINANCIAL RESULTS
-------------------------------------

         Key operating results for the second quarter 2004 vs. 2003 are summarized below:

-------------------------------------------------------------------------------------------------------------
                                                             ($ in millions, except per share)
                                                ------------------------------------------------------------
                                                     Second Quarter                      2004 vs. 2003
                                                ------------------------           -------------------------
                                                 2004              2003              $                 %
                                                ------            ------           -------          --------
Gross Sales                                     $4,597            $4,339           Up $258           Up 5.9%
Net Sales                                       $4,010            $3,770           Up $240           Up 6.4%
Income Before Income Taxes                        $927              $862            Up $65           Up 7.6%
Equity Income                                     $106              $106                --                --
Net Income                                        $674              $633            Up $41           Up 6.5%
Diluted Earnings per Share                        $.83              $.75           Up $.08          Up 10.7%
-------------------------------------------------------------------------------------------------------------

     A discussion of financial highlights for the second quarter 2004 follows:

o Net sales increased 6.4 percent compared to the second quarter 2003, driven primarily by a 5.1 percent increase in domestic beer segment net sales (due to higher revenue per barrel and higher volume) along with higher sales in all major operating segments.

o Income before income taxes for the second quarter increased 7.6 percent vs. 2003, reflecting improved results for all of the company's operating segments.

     Pretax income for the domestic beer segment had especially strong growth, up 8.7 percent for the quarter, reflecting higher revenue per barrel due to the favorable pricing environment and higher beer sales volume.

     International beer segment pretax income improved $5 million or 20 percent in the second quarter vs. 2003 primarily due to volume and profit growth in China and Canada.

Second Quarter Earnings
Anheuser-Busch
Add Four

     Packaging segment pretax profits were up 4 percent in the second quarter 2004, primarily due to higher soft drink can pricing and improved profits from the company's aluminum recycling operation.

     Entertainment segment pretax profits increased 24 percent compared to the second quarter 2003, primarily due to increased attendance and admissions pricing.

o Equity income was up slightly in the second quarter 2004 vs. 2003. Results in 2003 included a $5.5 million after tax gain representing Anheuser-Busch's equity share of CCU earnings from the sale of a brewery in Croatia. Excluding this gain, equity income in the second quarter 2004 increased 5.8 percent(4) vs. 2003.

o Net income increased 6.5 percent compared to second quarter 2003. Diluted earnings per share were $.83, an increase of 10.7 percent, compared to 2003.

FIRST SIX MONTHS 2004 FINANCIAL RESULTS
---------------------------------------

         Key operating results for the first six months of 2004 vs. 2003 are summarized below:

----------------------------------------------------------------------------------------------------------
                                                           ($ in millions, except per share)
                                             ------------------------------------------------------------
                                                 First Six Months                     2004 vs. 2003
                                             ------------------------           -------------------------
                                              2004              2003              $                  %
                                             ------            ------           -------          --------
Gross Sales                                  $8,600            $8,134           Up $466           Up 5.7%
Net Sales                                    $7,487            $7,051           Up $436           Up 6.2%
Income Before Income Taxes                   $1,681            $1,531           Up $150           Up 9.8%
Equity Income                                  $195              $180            Up $15           Up 8.2%
Net Income                                   $1,223            $1,117           Up $106           Up 9.5%
Diluted Earnings per Share                    $1.50             $1.32           Up $.18          Up 13.6%
----------------------------------------------------------------------------------------------------------

Second Quarter Earnings
Anheuser-Busch
Add Five

     A discussion of financial highlights for the first six months of 2004 follows:

o Net sales increased 6.2 percent compared to the first six months of 2003, driven primarily by a 4.7 percent increase in domestic beer segment net sales (due to higher revenue per barrel and higher volume) along with higher sales in all major operating segments.

o Income before income taxes increased 9.8 percent vs. the first six months of 2003, reflecting improved results for all of the company's operating segments.

     Income before income taxes for the first six months of 2004 includes a $19.5 million pretax gain ($.015 per share) from the first quarter sale of commodity hedges that had been in place for future years. These hedges were originally placed using estimates for costs to be contained in the renewal of a supply contract. During the first quarter, the company lowered its cost estimates, resulting in significant hedge ineffectiveness in compliance with FAS 133. Due to the hedge ineffectiveness, the company sold the hedges and realized the $19.5 million pretax gain, which is included as a corporate item for business segment reporting purposes.

     Pretax income for the domestic beer segment was up 8.3 percent for the first six months, reflecting higher revenue per barrel and higher beer sales volume. Domestic beer pretax income for the first six months includes a $19.1 million pretax gain related to the sale of two beer wholesaler partnerships. For consolidation reporting purposes, the gain is reported in other income/(expense), net.

Second Quarter Earnings
Anheuser-Busch
Add Six

     International beer segment pretax income improved 17 percent in the first six months vs. 2003 primarily due to volume and profit growth in China and Canada.

     Packaging segment pretax profits were up 6 percent for the first six months 2004 vs. 2003. This increase is primarily due to higher soft drink can volume and pricing and improved results from the company's aluminum recycling operation.

     Entertainment segment pretax income increased 56 percent compared to the first six months of 2003, primarily due to a significant increase in attendance and higher admissions pricing.

o Equity income increased $15 million for the first six months 2004 vs. 2003, primarily reflecting the benefit of price increases implemented by Grupo Modelo coupled with volume growth.

o Net income increased 9.5 percent over the first six months of 2003. Diluted earnings per share were $1.50, an increase of 13.6 percent, compared to the prior year. Earnings per share excluding the gain on commodity hedges increased 12.5 percent(5). Earnings per share continue to benefit from the company's ongoing share repurchase program. The company repurchased nearly 5 million shares in the quarter and over 15 million shares through the first six months of 2004.

Harbin Acquisition
------------------

         During the second quarter Anheuser-Busch acquired an initial
36 percent equity stake and launched a tender offer for the remaining shares in Harbin Brewery Group, a major brewer in China. By the end of the quarter, the company had acquired an additional 29 percent of Harbin, increasing its total ownership to approximately 65 percent. The company paid $408.4 million for its

Second Quarter Earnings
Anheuser-Busch
Add Seven

65 percent investment in Harbin, which is included in its consolidated statement of cash flows and as a single line item in the consolidated balance sheet as of June 30, 2004. To date, Anheuser-Busch has acquired virtually all of Harbin's shares for a total investment of approximately $692 million. The Harbin investment will result in a comparable reduction in the company's 2004 share repurchase spendings.

         Anheuser-Busch's second quarter earnings do not include results for Harbin. Beginning in the third quarter, upon completion of purchase accounting valuations, the company will fully consolidate its Harbin investment within its financial statements. The company anticipates reporting Harbin results on a one-month lag basis. For 2004, the Harbin acquisition is estimated to dilute earnings per share by approximately $.01.

Other Matters
-------------

         Anheuser-Busch will conduct a conference call with investors to discuss earnings results for the second quarter and first six months of 2004 at 3 p.m. CDT today. The company will broadcast the conference call live via the Internet. For details visit the company's site on the Internet at www.anheuser-busch.com.

                                    # # #

Notes
-----

1.   Reconciliation of Projected Earnings per Share Growth
     -----------------------------------------------------

                                      Earnings
                                      Per Share         Increase
                                      ---------         --------
     Including Hedge Gain              $2.785            +12.3%
     Commodity Hedge Gain               (.015)
                                       ------
     Excluding Hedge Gain               $2.77            +11.7%

2.   Domestic Revenue per Barrel
     ---------------------------
     Domestic revenue per barrel is calculated as net sales generated by the company's domestic beer operations on barrels of beer sold, determined on a U.S. GAAP basis, divided by the volume of beer shipped from the company's breweries to U.S. wholesalers.

Second Quarter Earnings
Anheuser-Busch
Add Eight

3.   Return on Capital Employed
     --------------------------
     Return on capital employed is computed as 12 months of net income before after-tax net interest (interest expense less interest capitalized) divided by average net investment. Net investment is defined as total assets less non-debt current liabilities. For 2004, after-tax net interest expense was $237.8 million, calculated as pretax net interest expense of $383.6 million less income taxes applied using a 38 percent tax rate. For 2003, after-tax net interest expense was $228.9 million, calculated as pretax net interest expense of $369.2 million less income taxes applied using a 38 percent tax rate.

4.   Reconciliation of 2nd Quarter Equity Income Growth
     --------------------------------------------------

                                       Equity Income            Increase
                                       -------------            --------
                                      2004        2003
                                     ------      ------
     Reported                        $106.3      $106.0           0.3%
     Gain on Brewery Sale                --        (5.5)
                                     ------      ------
     Excluding Gain                  $106.3      $100.5           5.8%

5.   Reconciliation of Six Months Earnings per Share Growth
     ------------------------------------------------------

                                     Earnings Per Share        Increase
                                     ------------------        --------
                                      2004        2003
                                     ------       -----
     Reported                         $1.50       $1.32          13.6%
     Commodity Hedge Gain             (.015)         --
                                     ------       -----
     Excluding Hedge Gain            $1.485       $1.32          12.5%


         This release contains forward-looking statements regarding the company's expectations concerning its future operations, earnings and prospects. On the date the statements are made, the statements represent the company's expectations, but the company's expectations concerning its future operations, earnings and prospects may change. The company disclaims any obligation to update any of these statements. The company's expectations involve significant risks and uncertainties and are based upon many assumptions that the company believes to be reasonable, but such assumptions may ultimately prove to be inaccurate or incomplete, in whole or in part. Accordingly, there can be no assurances that the company's expectations and the forward-looking statements will be correct. Further information on factors that could affect the company's future operations, earnings and prospects is included in the company's Forms 10-Q and 10-K.

                                     --------------------------------------------------
                                               ANHEUSER-BUSCH COMPANIES, INC.
                                       CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
                                              (IN MILLIONS, EXCEPT PER SHARE)
                                     --------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                                    Second Quarter                     Year-to-Date
                                                              --------------------------        ---------------------------
                                                                 2004             2003             2004              2003
                                                              ---------        ---------        ---------         ---------
Gross Sales                                                   $ 4,597.2        $ 4,339.3        $ 8,600.2         $ 8,134.2

     Excise Taxes                                                (587.2)          (569.1)        (1,113.2)         (1,083.4)
                                                              ---------        ---------        ---------         ---------

Net Sales                                                       4,010.0          3,770.2          7,487.0           7,050.8

     Cost of Sales                                             (2,331.2)        (2,189.9)        (4,404.5)         (4,164.3)

     Marketing, Distribution and
       Administrative Expenses                                   (654.3)          (622.3)        (1,236.6)         (1,164.4)
                                                              ---------        ---------        ---------         ---------

Operating Income                                                1,024.5            958.0          1,845.9           1,722.1

     Interest Expense                                            (105.9)          (102.3)          (207.6)           (201.0)

     Interest Capitalized                                           5.8              6.4             11.0              10.8

     Interest Income                                                0.4              0.2              1.5               0.3

     Other Income/(Expense), Net                                    2.4             (0.8)            30.0              (1.0)
                                                              ---------        ---------        ---------         ---------

Income Before Income Taxes                                        927.2            861.5          1,680.8           1,531.2

     Provision for Income Taxes                                  (360.0)          (334.9)          (652.6)           (594.2)

Equity Income, Net of Tax                                         106.3            106.0            195.2             180.4
                                                              ---------        ---------        ---------         ---------

Net Income                                                    $   673.5        $   632.6        $ 1,223.4         $ 1,117.4
                                                              =========        =========        =========         =========

Basic Earnings Per Share                                           $.84             $.76            $1.52             $1.34
                                                              =========        =========        =========         =========

Diluted Earnings Per Share                                         $.83             $.75            $1.50             $1.32
                                                              =========        =========        =========         =========

-----------------------------------------------------------------------------------------------------------------------------


Capital Expenditures                                             $242.7           $267.9           $441.7            $490.1
                                                              =========        =========        =========         =========

Depreciation and Amortization                                    $233.1           $214.5           $457.1            $429.0
                                                              =========        =========        =========         =========

Weighted Average Shares:

     Basic                                                        800.9            831.2            805.7             836.0
                                                              =========        =========        =========         =========

     Diluted                                                      810.6            842.0            815.8             846.5
                                                              =========        =========        =========         =========
-----------------------------------------------------------------------------------------------------------------------------

                                               ----------------------------------
                                                 ANHEUSER-BUSCH COMPANIES, INC.
                                                      BUSINESS SEGMENTS
                                                  SECOND QUARTER ENDED JUNE 30
                                                         (IN MILLIONS)
                                               ----------------------------------

                      ---------------------------------------------------------------------------------------------------------
                        Domestic                                                                       Corporate
                          Beer          Int'l Beer        Packaging      Entertain.        Other       & Elims.        Consol.
-------------------------------------------------------------------------------------------------------------------------------

2004

Gross Sales             $3,553.9           237.5            625.8          312.5           23.5          (156.0)      $4,597.2

Net Sales:

- Intersegment                --              --           $237.9             --            1.1          (239.0)          $ --
- External              $3,016.7           187.5            387.9          312.5           22.4            83.0       $4,010.0

Income Before
  Income Taxes            $951.5            31.1             52.5           81.8            2.2          (191.9)        $927.2

Equity Income                 --          $106.3               --             --             --              --         $106.3

Net Income                $589.9           125.6             32.6           50.7            1.4          (126.7)        $673.5
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
2003

Gross Sales             $3,397.5           201.0            589.9          280.3           21.2          (150.6)      $4,339.3

Net Sales:

- Intersegment                --              --           $232.9             --            1.2          (234.1)          $ --
- External              $2,870.8           158.6            357.0          280.3           20.0            83.5       $3,770.2

Income Before
  Income Taxes            $875.7            25.9             50.5           66.0            2.5          (159.1)        $861.5

Equity Income                 --          $106.0               --             --             --              --         $106.0

Net Income                $542.9           122.1             31.3           40.9            1.5          (106.1)        $632.6
-------------------------------------------------------------------------------------------------------------------------------

                                               ----------------------------------
                                                 ANHEUSER-BUSCH COMPANIES, INC.
                                                       BUSINESS SEGMENTS
                                                    SIX MONTHS ENDED JUNE 30
                                                          (IN MILLIONS)
                                               ----------------------------------

                      ---------------------------------------------------------------------------------------------------------
                        Domestic                                                                       Corporate
                          Beer          Int'l Beer        Packaging      Entertain.        Other       & Elims.        Consol.
-------------------------------------------------------------------------------------------------------------------------------

2004

Gross Sales             $6,812.0           430.6          1,147.2          466.6           34.3          (290.5)      $8,600.2

Net Sales:

- Intersegment                --              --           $448.0             --            2.1          (450.1)          $ --
- External              $5,783.1           346.3            699.2          466.6           32.2           159.6       $7,487.0

Income Before
  Income Taxes          $1,814.2            54.0             89.3           70.8           (2.3)         (345.2)      $1,680.8

Equity Income                 --          $195.2               --             --             --              --         $195.2

Net Income              $1,124.8           228.7             55.4           43.9           (1.4)         (228.0)      $1,223.4
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
2003

Gross Sales             $6,536.3           367.2          1,086.9          406.1           33.3          (295.6)      $8,134.2

Net Sales:

- Intersegment                --              --           $447.4             --            2.3          (449.7)          $ --
- External              $5,521.5           298.6            639.5          406.1           31.0           154.1       $7,050.8

Income Before
  Income Taxes          $1,675.3            46.1             84.3           45.5           (0.1)         (319.9)      $1,531.2

Equity Income                 --          $180.4               --             --             --              --         $180.4

Net Income              $1,038.7           209.0             52.3           28.2           (0.1)         (210.7)      $1,117.4
-------------------------------------------------------------------------------------------------------------------------------

                                   ------------------------------------------
                                         ANHEUSER-BUSCH COMPANIES, INC.
                                     CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                                 (IN MILLIONS)
                                   ------------------------------------------

-----------------------------------------------------------------------------------------------------------------

                                                                            June 30,                December 31,
                                                                              2004                      2003
                                                                          ----------                ------------
Assets
Current Assets:
   Cash                                                                       $261.0                    $191.1
   Accounts receivable                                                         955.1                     669.4
   Inventories:
       Raw materials and supplies                                              316.9                     320.3
       Work in progress                                                        101.1                      81.9
       Finished goods                                                          228.4                     185.3
         Total inventories                                                     646.4                     587.5
   Other current assets                                                        149.9                     182.3
                                                                          ----------                ----------
   Total current assets                                                      2,012.4                   1,630.3
Investment in Harbin Brewery                                                   408.4                      --
Investments in affiliated companies                                          2,967.3                   3,052.0
Plant and equipment, net                                                     8,496.8                   8,498.9
Intangible assets, including goodwill of $370.2
  million and $349.0 million, respectively                                     518.4                     486.6
Other assets                                                                   961.1                   1,021.7
                                                                          ----------                ----------
         Total Assets                                                     $ 15,364.4                $ 14,689.5
                                                                          ==========                ==========


Liabilities and Shareholders Equity
Current Liabilities:
   Accounts payable                                                         $1,009.3                  $1,093.7
   Accrued salaries, wages and benefits                                        264.7                     288.9
   Accrued taxes                                                               361.7                     163.1
   Other current liabilities                                                   358.3                     311.5
                                                                          ----------                ----------
   Total current liabilities                                                 1,994.0                   1,857.2
                                                                          ----------                ----------
Postretirement benefits                                                        462.6                     470.4
                                                                          ----------                ----------
Debt                                                                         7,688.8                   7,285.4
                                                                          ----------                ----------
Deferred income taxes                                                        1,567.1                   1,462.1
                                                                          ----------                ----------
Other long-term liabilities                                                    898.5                     902.7
                                                                          ----------                ----------
Shareholders Equity:
   Common stock                                                              1,461.2                   1,457.9
   Capital in excess of par value                                            1,299.9                   1,194.0
   Retained earnings                                                        14,778.6                  13,935.4
   Treasury stock, at cost                                                 (13,729.9)                (12,939.0)
   Accumulated non-owner changes in equity                                  (1,056.4)                   (890.3)
   ESOP debt guarantee                                                            --                     (46.3)
                                                                          ----------                ----------
   Total Shareholders Equity                                                 2,753.4                   2,711.7
                                                                          ----------                ----------
Commitments and contingencies                                                     --                        --
                                                                          ----------                ----------
         Total Liabilities and Shareholders Equity                        $ 15,364.4                $ 14,689.5
                                                                          ==========                ==========

-----------------------------------------------------------------------------------------------------------------

Note: During the second quarter 2004, the company identified a $25.9 million balance sheet reclassification related to the spin-off of its Campbell Taggart bakery subsidiary in 1996. This reclassification does not have any impact on the company's income statement, cash flows or total assets. As of June 30, 2004, the company increased the deferred tax liability by $25.9 million, from $1,541.2 million to $1,567.1 million, and decreased retained earnings by $25.9 million, from $14,804.5 million to $14,778.6 million.


                                ----------------------------------------------------
                                           ANHEUSER-BUSCH COMPANIES, INC.
                                  CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
                                                   (IN MILLIONS)
                                ----------------------------------------------------

-----------------------------------------------------------------------------------------------------------------

                                                                                   Six Months Ended June 30,
                                                                              ---------------------------------
                                                                                2004                     2003
                                                                              --------                 --------
Cash flow from operating activities:
     Net Income                                                               $1,223.4                 $1,117.4
     Adjustments to reconcile net income to cash provided by
       operating activities:
         Depreciation and amortization                                           457.1                    429.0
         Deferred income taxes                                                    33.3                     28.7
         Undistributed earnings of affiliated companies                          (16.2)                   (50.7)
         Other, net                                                               93.8                     59.3
                                                                              --------                 --------
     Operating cash flow before change in working capital                      1,791.4                  1,583.7
         Increase in working capital                                            (235.2)                  (119.3)
                                                                              --------                 --------
     Cash provided by operating activities                                     1,556.2                  1,464.4
                                                                              --------                 --------

Cash flow from investing activities:
     Capital expenditures                                                       (441.7)                  (490.1)
     Acquisitions                                                               (441.3)                  (116.4)
                                                                              --------                 --------
     Cash used for investing activities                                         (883.0)                  (606.5)
                                                                              --------                 --------

Cash flow from financing activities:
     Increase in long-term debt                                                  963.5                    576.9
     Decrease in long-term debt                                                 (502.9)                   (77.2)
     Dividends paid to shareholders                                             (354.3)                  (326.2)
     Acquisition of treasury stock                                              (792.2)                (1,126.6)
     Issuance of shares under stock plans                                         82.6                     49.3
                                                                              --------                 --------
     Cash used for financing activities                                         (603.3)                  (903.8)
                                                                              --------                 --------
Net increase/(decrease) in cash during the period                                 69.9                    (45.9)
Cash, beginning of period                                                        191.1                    188.9
                                                                              --------                 --------
Cash, end of period                                                             $261.0                   $143.0
                                                                              ========                 ========

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